POP STARZ, INC.

           2500 North Military Trail, Suite 225D, Boca Raton, FL 33431
         Phone: (561) 226-2505 Fax: (561) 998-4635 Cell: (561) 702-3631



                             FACILITY USE AGREEMENT

     This agreement is made this 5th day of February, 2002 in Palm Beach County, Florida between Y2 Fitness, Inc. and POP STARZ, INC. This agreement shall take effect on the 1ST day of April, 2002.

                                    RECITALS

WHEREAS, Y2 Fitness, Inc., is engaged in the health and fitness business and maintains a fitness studio in the City of Boca Raton, County of Palm Beach in the state of Florida.

WHEREAS, POP STARZ, INC., provides "funky", "hip hop", "pop" dance classes to children;

WHEREAS, POP STARZ, INC., desires to use Y2 Fitness, Inc. in Boca Raton, Florida to conduct it's classes.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, Y2 Fitness, Inc. and POP STARZ, INC., covenant and agree as follows:


                                    SECTION I
                                      TERMS

1.  The above Recitals are true and correct and incorporated herein.

2. Y2 Fitness, Inc. does hereby agree to allow POP STARZ, INC., to use Y2 Fitness, Inc. dance studio located at 141 NW 20th Street, Boca Raton, FL each and every Tuesday and Thursday and Saturday or Sunday (that facility is open) from 4 p.m. to 6 p.m. and from 10 a.m. to 12 p.m. commencing on April 1st, 2002, and ending on March 31st, 2004. The above times, days of the week or duration of the use of the studio may not be changed without the express written consent of both parties. Each class shall be 1 (one) hour in duration.

3. In consideration for the use of Y2 Fitness, Inc dance studio, POP STARZ, INC., agrees to pay the sum of $40.00 per class to Y2 Fitness, Inc. with the first payment to be made on May 1st, 2002, and on the first day of each succeeding month thereafter.

4. POP STARZ, INC., agrees to comply with all the rules and regulations of Y2 Fitness, Inc. In the event of any breach of this agreement by either party, the non-breaching party shall give the breaching party written notice of said violations(s). In the event such breach is not cured within thirty
     (30) days', the non-breaching party may terminate this agreement.

5. POP STARZ, INC. will be the only "Hip Hop" danc class provided to children at Y2 Fitness, Inc. during the life of this contract. POP STARZ, INC. agrees that Y2 Fitness, Inc. may engage in child activities that are not in direct competition with the POP STARZ, INC. "funky", "hip hop", "pop" dance style for the duration of this contract.

6. Y2 Fitness, Inc. acknowledges that POP STARZ, INC. is the sole owner of the trademark to include logo, name, classes, choreography, merchandise and any and all materials.

7. Y2 Fitness, Inc. agrees to be a POP STARZ, INC. location only and not a franchised owner of POP STARZ, INC. classes, merchandise or materials

8. Y2 Fitness, Inc. agrees to refer all inquires about POP STARZ, INC., classes to Michelle Tucker at POP STARZ, INC. business office.

9. POP STARZ, INC., agrees to promote Y2 Fitness, Inc. at all its functions through use of banners, flyers, and/or verbal representations.

10. Y2 Fitness, Inc. agrees not to engage in any activity that is involving Hip Hop and Kids for a period of two (2) years after the termination of this agreement.

11. POP STARZ, INC. must provide proof of liability insurance and name "Y2 Fitness, Inc." as an additional insured.

12.  If "Y2 Fitness, Inc." is sold, this agreement becomes null and void.


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                                   SECTION II
                           EXCLUSIVITY OF LISTED TERMS

     This written Agreement contains the sole and entire agreement between the parties and shall supersede any and all other agreements between parties. The parties acknowledge and agree that neither of them has made any representative with respect to the subject matter of this Agreement nor any representations including its execution and delivery except such representations as are specifically set forth in this writing and the parties acknowledge that they have relied on their own judgment in entering into this Agreement.


                                   SECTION III
              WAIVER OR MODIFICATION INEFFECTIVE UNLESS IN WRITING

     It is agreed that no waiver or modification of this Agreement shall be valid unless in writing and duly executed by the parties hereto.


                                   SECTION IV
                                     NOTICE

     Any notice to be provided, thereunder, shall be in writing and mailed via the United States Postal Service, certified mail, receipt requested, to the party to whom the notice is addressed.


                                    SECTION V
                                  GOVERNING LAW

     The parties agree that this Agreement and performance hereunder, and all suits or proceedings relating hereto be construed in accordance with and pursuant to the laws of the State of Florida. The parties further agree that any action, which may be brought arising out of, in connection with, or by reason of this Agreement, must be brought in the courts of Palm Beach County, Florida.


                                   SECTION VI
                          ENFORCEABILITY OF PROVISIONS

     Should any section, or any portion of any section, of this Agreement be deemed unenforceable by a court of law, the rest of this Agreement shall not be affected and shall remain in full force and effect.


POP STARZ, INC.

By:  /s/ Michelle Tucker /s/
(Duly authorized representative)

Michelle Tucker,  February 7, 2002
      (Print name & date)



Y2 FITNESS, INC.

By:  /s/ Denise Morris /s/
(Duly authorized representative)

Denise Morris,  February 12, 2002
      (Print name & date)



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